UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 23, 2017

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On June 26, 2017, Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland (“Nabriva Ireland”), announced the expiration and successful conclusion, on June 23, 2017, of its offer to exchange American Depositary Shares (“Nabriva AG ADSs”) of Nabriva Therapeutics AG, a stock corporation (Aktiengesellschaft) organized under the laws of Austria (“Old Nabriva”), and common shares of Old Nabriva (“Nabriva AG Common Shares”) for ordinary shares (“Nabriva Shares”) of Nabriva Ireland (the “Exchange Offer”).  On the same day, Nabriva Ireland filed a Form 8-K announcing that it had become the successor issuer to Old Nabriva pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the conclusion and as a result of the Exchange Offer, Nabriva Ireland became the ultimate holding company of Old Nabriva (the predecessor registrant and former ultimate holding company) and its subsidiaries.

Item 8.01  Other Information.

In connection with the conclusion of the Exchange Offer, as of June 26, 2017, the Nabriva Shares are deemed to be registered under Section 12(b) Exchange Act, pursuant to Rule 12g-3(a) promulgated thereunder.  For purposes of 12g-3(a), Nabriva Ireland is the successor issuer to Old Nabriva.  As a result, effective as of July 21, 2017, all future filings with the Securities and Exchange Commission will be filed by Nabriva Ireland under CIK No. 0001641640, which is the CIK number for Old Nabriva.  All filings made by Nabriva Ireland prior to July 21, 2017 can be found under CIK No. 0001703287, the CIK number for Nabriva Ireland prior to July 21, 2017, which will no longer be used by Nabriva Ireland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2017	NABRVIA THERAPEUTICS PLC

	By:	/s/ Gary Sender
	Name:	Gary Sender
	Title:	Chief Financial Officer